UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2011

Next 1 Interactive, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52669	26-3509845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

2690 Weston Road, Suite 200 Weston, FL 33331
(Address of Principal Executive Offices)

(954) 888-9779
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On August 17, 2011, Next 1 Interactive, Inc. (the “Company”), Omniverse, New Media Buys and Jason M. DeMeo entered into an Agreement of Termination and Release (the “Agreement”) terminating the Asset Purchase Agreement entered into by the parties on June 3, 2011.  Pursuant to the Agreement Mr. DeMeo returned 3,000,000 shares of the Company’s common stock  to the Company and the Company returned all of the purchased assets to the sellers.  A copy of the Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 1.02.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 19, 2011, the Company issued a $250,000 principal amount secured convertible promissory note to an investor that pays interest at the rate of 8% per annum, matures on May 31, 2012 and is convertible into common stock at a conversion price of $0.012 per share until December 15, 2011 and from December 16, 2011 until maturity, at a conversion price equal to 90% of the average closing price of the common stock during the ten (10) trading days prior to conversion but in no event shall the conversion price be less than $0.05 per share. The form of note is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Agreement of Termination and Release dated August 17, 2011 by and between Next 1 Interactive, Inc., Omniverse, New Media Buys and Jason M. DeMeo.

99.2	Form of Note dated August 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT 1 INTERACTIVE, INC.

Date: August 19, 2011	By:	/s/ William Kerby
William Kerby
Chief Executive Officer